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                                                                       EXHIBIT 3

                  JOINT STATEMENT PURSUANT TO RULE 13d-1(k)(1)

         Pursuant to Rule 13d-1(k)(1) of the general rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this amendment to the statement on Schedule 13G and any subsequent amendments thereto.

DATED:   February ___, 2001




                                   --------------------------------------------
                                            Ernest H. Cockrell


                                   TEXAS PRODUCTION COMPANY


                                   By:
                                       ----------------------------------------
                                       Ernest H. Cockrell,
                                       Chairman



                                   COCKRELL INVESTMENT PARTNERS, L.P.


                                   By:  TEXAS PRODUCTION COMPANY,
                                        Its General Partner

                                        By:
                                           ------------------------------------
                                           Ernest H. Cockrell,
                                           Chairman


                                   COCKRELL EQUITY PARTNERS, L.P.


                                   By:  TEXAS PRODUCTION COMPANY,
                                        Its General Partner

                                        By:
                                           ------------------------------------
                                           Ernest H. Cockrell,
                                           Chairman